UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2023

KINETIC GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-216047	47-4685650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2801 NW 7TH Avenue, Miami FL 33122

(Address of principal executive offices)

(786) 712-6827

(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SETION 8 – OTHERS EVENTS

Item 8.01 Others Events

On May 12, 2023, business activities of KINETIC was adjusted to:

Kinetic Group Inc. (“KNIT” or “Company”) is a technology holding company, offering digital transformation through AI technology to enterprises looking to improve strategic and operational decision making. KNIT accelerates the digital transformation of companies by converting property, plants and equipment into Smart Assets which enhance productivity.

On June 22, 2023

Kinetic Group, Inc. Signs MOU to acquire profitable AI company offering digital transformation solutions to enterprises and  hires CIM Securities, LLC as  lead placement agent to raise US$3 million.

Kinetic Group Inc., (“OTC: KNIT”), www.knitgrp.com, a technology holding company, has signed a Memorandum of Understanding to acquire a profitable artificial intelligence software company providing accurate AI predictive software for enterprise digital transformation.

Through this acquisition, KNIT will offer customizable artificial intelligence programming to businesses to improve their decision making, reduce risk and improve operations. Customized solutions, including Digital Twins, Smart Assets, AI predictive analytics and Metaverse engagement are designed to produce significant productivity improvements.  KNIT is an early mover in offering a suite of AI business services to both the private and public sectors.

KNIT hired CIM Securities LLC as lead placement agent in a US$3 million raise structured as an 8% PIK Dividend Series A Convertible Participating Preferred.  The preferred offers a 1.5x liquidation preference and is priced at $1.00 per preferred share. Use of funds is to promote international sales and rollout a subscription-based revenue model.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2023	/s/ Ana Maria Mendez
Name: Ana Maria Mendez
Title: President

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